UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Modification of Laurus/Kallina Loan Documents

On November 5, 2009, Digital Angel Corporation (the “Company”), Destron Fearing Corporation, a wholly-owned subsidiary of the Company (“Destron”), along with Digital Angel Technology Corporation, Digital Angel International, Inc., Fearing Manufacturing Co., Inc., and Florida Decision Corporation, all wholly-owned subsidiaries of Destron, entered into a Letter Agreement (“Amendment”) with Laurus Master Fund, Ltd. (“Laurus”); Kallina Corporation (“Kallina”); Valens Offshore SPV I, Ltd., Valens Offshore SPV II Corp, Valens US SPV I, LLC (together “Valens”); and Psource Structured Debt Limited (collectively, the “Lenders,” which are all affiliated) and LV Administrative Services, Inc., the administrative and collateral agent for the Lenders, to amend, among other things, the Secured Term Note dated as of August 31, 2007 in the original principal amount of $7,000,000 from the Company originally in the favor of Kallina (“2007 Note”), the Secured Term Note dated as of August 24, 2006 in the original principal amount of $13,500,000 from the Company originally in the favor of Laurus (“2006 Note”), and the Senior Secured Term Note dated as of October 2, 2008 in the original principal amount of $2,000,000 from the Company in the favor or Valens (“2008 Note”), in all cases as amended or modified from time to time including pursuant to the November 26, 2008 Amendment as previously disclosed (collectively, the 2007 Note, the 2006 Note, the 2008 Note, and the 2008 Amendment, the “Existing Debt Obligations”).

Under the terms of the Amendment, subject to the closing of the McMurdo transaction as set forth in the McMurdo Purchase Agreement, the Company will, within three (3) business days of the Company’s receipt of proceeds from the Purchase Price paid at such closing, prepay to Lenders the Existing Debt Obligations, including all principal, interest and fees relating thereto (the “Prepayment”). In anticipation of a November 20, 2009 closing date, the Lenders waived the November monthly principal payments required under the 2007 Note and 2006 Note. Upon Prepayment, the Existing Debt Obligations shall be satisfied in full.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the transactional document.

On November 12, 2009, the Company issued a press release regarding the agreements reached with the lenders. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the modification of Laurus/Kallina Loan Documents is incorporated herein by reference.

Exhibit 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Letter Agreement dated November 5, 2009 between Digital Angel Corporation, Laurus Master Fund, LTD, Kallina Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV I Ltd., Valens Offshore SPV II Corp. and Psource Structured Debt Limited and consented to by Destron Fearing Corporation, Digital Angel Technology Corporation, Digital Angel International, Inc. and Fearing Manufacturing Co. Inc.
99.1	Press Release of the Company dated November 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: November 12, 2009

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and
          Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Letter Agreement dated November 5, 2009 between Digital Angel Corporation, Laurus Master Fund, LTD, Kallina Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV I Ltd., Valens Offshore SPV II Corp. and Psource Structured Debt Limited and consented to by Destron Fearing Corporation, Digital Angel Technology Corporation, Digital Angel International, Inc. and Fearing Manufacturing Co. Inc.
99.1	Press Release of the Company dated November 12, 2009